Exhibit 5.
                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                            6083 WEEPING BANYAN LANE
                             WOODLAND HILLS CA 91367
                            TELEPHONE (818) 887-7201
                            FACSIMILE (818) 475-1819

                                 August 30, 2004

Board of Directors
aeroTelesis, Inc.
1554 Sepulveda Blvd. Suite #118
Los Angeles, CA 90025

      Re: 2004 Consultant Stock Plan (the "Plan")

Gentlemen:

      We have acted as counsel to aeroTelesis, Inc., a Delaware corporation, (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 50,000 shares of the Company's common stock, par value $.0008 (the "Shares").

      In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue-sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                            /s/ CLAUDIA J. ZAMAN ATTORNEY AT LAW